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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                            AMR SERVICES CORPORATION

                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  FIRST: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                            AMR SERVICES CORPORATION

                  SECOND: The registered office of the Corporation is to be located at 100 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000), all of which shares shall be Common Stock with a par value of One Dollar ($1.00) per share.

                  FIFTH: Election of directors need not be by ballot, unless the By-Laws of the Corporation shall so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.


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                  SIXTH: Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                  SEVENTH: Except as otherwise provided by statute, any action which might have been taken by a vote of the stockholders at a meeting thereof may be taken with the written consent of such of the holders of stock who would have been entitled to vote upon the action if a meeting were held as have not less than the minimum percentage of the total vote required for the proposed corporate action by statute, this Certificate of Incorporation or the By-Laws of the Corporation, as may be applicable, but in the case of the election of a director or directors, not


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less than a majority of the stock the Corporation entitled to vote thereon;
provided that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide.

                  EIGHTH: The books of the Corporation may be kept (subject to applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  NINTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

                  TENTH: The name and address of the incorporator is David A. Schwarte, P.O. Box 619616, DFW Airport, Texas 75261-9616.

                  IN WITNESS WHEREOF, I have signed and acknowledged this Certificate this 5th day of December, 1983.


                                            /s/ David A. Schwarte
                                            ---------------------
                                            David A. Schwarte



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                  AMR Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the Board of Directors of AMR Services Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of AMR Services Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation is AMR Airline Services Corporation (which is hereinafter referred to as the "Corporation")."

                  SECOND: That the holders of all shares of issued and outstanding stock of the corporation have signed a written consent adopting the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said AMR Services Corporation has caused this certificate to be signed by Charles D. MarLett, its Corporate Secretary, this first day of May, 1997.

                                               /s/ Charles D. MarLett
                                               ----------------------
                                               Charles D. MarLett
                                               Corporate Secretary



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                              CERTIFICATE OF MERGER

                                     MERGING
                         DALFORT AVIATION SERVICES, L.P.
                         a Delaware limited partnership
                                      WITH
                        AMR AIRLINE SERVICES CORPORATION
                             a Delaware corporation

                         (Pursuant to Section 263 of the
                        Delaware General Corporation Law
       and Section 17-211 of the Delaware Uniform Limited Partnership Act)

         AMR Airlines Services Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

         FIRST: That the name and state of incorporation or organization of each of the constituent parties of the merger is as follows:

                  Dalfort Aviation Services, L.P., a Delaware limited partnership, and AMR Airline Services Corporation, a Delaware corporation;

         SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each party in accordance with the requirements of subsection (c) of Section 263 of the Delaware General Corporation Law and Section 17-211 of the Delaware Uniform Limited Partnership Act;

         THIRD: That the name of the surviving corporation of the merger is AMR Airline Services Corporation;

         FOURTH: The Certificate of Incorporation of AMR Airline Services Corporation as in effect immediately prior to the effective time of the merger shall continue to be its Certificate of Incorporation, as the surviving corporation following the effective time of the merger, until modified in accordance with applicable law;

         FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 4255 Amon Carter Boulevard, M.D. 4235, Fort Worth, Texas 76155;

         SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation or to any partners of the limited partnership;




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         SEVENTH: The merger shall be effective upon the filing of this
Certificate of Merger in the Office of the Secretary of State of the State of Delaware.

Dated:  August 26, 1997.

                                      AMR AIRLINE SERVICES CORPORATION


                                      By: /s/ G. James Gunn
                                          ---------------------------
                                          G. James Gunn
                                          Vice Chairman of the Board



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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

                  AMR Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  The present registered agent of the corporation is Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805 and the present registered office of the corporation is in the county of New Castle.

                  The Board of Directors of AMR Services Corporation adopted the following resolution on the 10th day of December, 1993.

                  Resolved, that the registered office of Corporation Service Company in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

                  IN WITNESS WHEREOF, AMR Services Corporation has caused this statement to be signed by Thomas M. Metzler, its President and attested by Charles D. Marlett, its Corporate Secretary this ________ day of December, 1993.


                                                 By  /s/Thomas M. Metzler
                                                    ----------------------
                                                               President

ATTEST:
By  /s/Charles D. Marlett
    ---------------------
Corporate Secretary



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                  AMR Airline Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the Board of Directors of AMR Airline Services Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of AMR Airline Services Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation is AMR Services Corporation (which is hereinafter referred to as the "Corporation")."

                  SECOND: That the holders of all shares of issued and outstanding stock of the corporation have signed a written consent adopting the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said AMR Airline Services Corporation has caused this certificate to be signed by Charles D. MarLett, its Corporate Secretary, this 16th day of January, 1998.

                                                     /s/Charles D. MarLett
                                                    ----------------------
                                                     Charles D. MarLett
                                                     Corporate Secretary



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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                       MR SERVICES ACQUISITION CORPORATION

                                      INTO

                            AMR SERVICES CORPORATION

             (Pursuant to Section 253 of the General Corporation Law
                           of the State of Delaware)

                  MR Services Acquisition Corporation (the "Corporation"), a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY, that the Corporation owns all of the outstanding capital stock of AMR Services Corporation ("AMRS"), a corporation incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware, and that the Corporation, by resolutions of its Board of Directors and the CHP III Services Holding Corporation, the sole shareholder of the Corporation ("Holdings"), dated March 31, 1999 and March 31, 1999, respectively, resolved to merge in to AMRS, which resolutions are in the following words to wit:

BOARD RESOLUTIONS

         I.       MERGER

                  "WHEREAS, the Board of Directors of the Corporation has reviewed and considered the terms of the Agreement and Plan of Merger by and among the Corporation and its wholly owned subsidiary, AMR Services Corporation, a Delaware corporation ("AMRS" or the "Surviving Corporation"), dated as of March 31, 1999 (the "Agreement");

                  WHEREAS, the Board of Directors of the Corporation has determined that the merger of the Corporation into AMRS is desirable and in the best interests of the Corporation.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation that the Corporation merge itself into AMRS, a Delaware corporation and a wholly owned subsidiary of the Corporation; and it is further

                  RESOLVED, that the form, terms and provisions of the Agreement submitted to the Board of Directors of the Corporation, be and hereby are approved by the Board of Directors in all respects; and it is further

                  RESOLVED, that as a result of the merger, each share of MR will be converted to one (1) share of AMRS; and it is further


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                  RESOLVED, that the Board of Directors directs that the
Agreement be submitted to the Corporation's sole shareholder for adoption, and recommends that the sole shareholder approve the Agreement in the form submitted to the Board; and it is further

                  RESOLVED, that the Board of Directors and the officers of the Corporation, are hereby authorized to execute and deliver in the name and on behalf of the Corporation, such other documents, instruments and certificates and to take such other actions as he or she, in his or her sole discretion deems necessary or appropriate to carry out the full intent and purposes of the foregoing resolutions."

         II.      CERTIFICATE OF INCORPORATION AND BYLAWS

                  RESOLVED, that the Certificate of Incorporation and Bylaws of AMRS, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the Corporation shall amend the Certificate of Incorporation of the Surviving Corporation such that the Article Sixth thereof shall be deleted in its entirety.

         III.     NAME CHANGE

                  "WHEREAS, the Board of Directors of the Corporation has deemed it advisable and in the best interests of AMRS to amend Article first of the Certificate of Incorporation of the Surviving Corporation to change its name from AMR Services Corporation to Worldwide Flight Services, Inc.

                  NOW, THEREFORE, BE IT RESOLVED, that AMRS change its name from AMR SERVICES CORPORATION to Worldwide Flight Services, Inc."

SOLE SHAREHOLDER RESOLUTIONS

                  "WHEREAS, the Board of Directors has approved an Agreement and Plan of Merger dated as of March 31, 1999 by and among MR Services Corporation (the "Corporation") and its wholly-owned subsidiary, AMR Services Corporation, a Delaware corporation (the "Agreement") and has recommended that CHP III Services Holding Corporation ("Holdings") approve such Agreement.

                  NOW, THEREFORE, IT IS HEREBY, RESOLVED, that Holdings hereby votes all of the outstanding shares of the Corporation in favor of approval and adoption, in all material respects, of the Agreement in the form approved by the Board of Directors; and it is further

                  RESOLVED, that Holdings waives any requirement that such action be taken at a special meeting and has taken this action by written consent pursuant to Section 228 of the Delaware General Corporation Law; and it is further

                  RESOLVED, that the Board of Directors and the officers of the Corporation are hereby authorized to execute and deliver in the name and on behalf of the corporation, such other

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documents, instruments and certificates and to take such other actions as he or she, in his or her sole discretion deems necessary or appropriate to carry out the full intent and purposes of the foregoing resolutions."

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Marcel Fournier, its President, as of the 31st of March, 1999.


                                              MR SERVICES ACQUISITION
                                              CORPORATION

                                              By:/s/Marcel Fournier
                                                 ------------------
                                                  Name:  Marcel Fournier
                                                  Title:  President